Shareholder Engagement Strategy & Transformation Performance Key Achievements Compensation Plans Governance Highlights 1

Strategy & Transformation, Corporate Achievements, and Financial Performance Strategy and transformation 2017 – 2019 focused on customer‐centric growth strategies to put Citizens on a stronger financial  footing along with driving sustainable growth.  Recognizing three top tier initiatives 1. Building a foundation of operational excellence Strategy & Transformation 2. Growth initiatives within the markets in which we operate     3. New capabilities, creating opportunities aligned with our essential purpose  Corporate Achievements Shareholder 1. Five out of nine board seats have been refreshed; focusing on board diversity 2. New, and now integrated executive leadership team Value 3. Middle management has been strengthened throughout the organization 4. Secured a long‐term lease commitment in a LEED building with an open &  collaborative environment in the high‐tech hub of Austin, Texas Financial  Corporate  5. Successfully navigated incumbent regulatory issues Performance Achievements 6. Improved internal control environment and anticipate remediation of material  weakness discovered during corporate leadership transition 7. Developed the strategic roadmap for sustainable customer centric growth Financial Performance Since 2017, Citizens has strategically focused on creating long‐term profitability and building  enduring value for shareholders 1. Financial Performance 2014 – 2018 1. 6% Revenue growth 2. 14% Asset growth 3. 6% Investment income growth 2. Financial Performance 2018 1. Slight decline in Net Cash from operating activities vs. 2017 2. Solid positive Operating Cash flow & Net Income before taxes 2

Current Executive Compensation Program Principles Key Components Rationale Competitive Base Salary • In light of some of the unusual challenges facing our Company, the  Customary, fixed element of compensation  Compensation Committee felt it was critical to have a compensation program  intended to attract and retain executive  designed to attract and retain the best executive talent available and, to the  officers extent possible, maintain continuity of management. We retained Pearl Meyer, a  premier compensation consultant, to help us define an appropriate peer group  against which our compensation might be measured and to ensure that the  terms and conditions of our executive compensation were sensible, responsible  and consistent with the demands of the marketplace. • The goal was to be able to compete for the best talent available while being  responsible stewards of the Company's assets. Designed to attract, retain and  motivate our executive officers  Tied to Performance Annual Incentive Bonus Opportunity • Executive compensation is aligned with our short‐ and long‐term business  Executive officers are eligible to earn an  to achieve operational  strategies and incentives. annual incentive bonus in cash based on a  • Annual incentive bonus opportunities are considered based on achievement of  combination of the prior‐year performance  excellence and long‐term  milestones and priorities against which the performance of our executive officers  of the Company, the executive team, and  business strategies and goals is measured. each individual executive, aligning pay with  corporate objectives, goals, and milestones Long‐term Shareholder Value Long‐term Equity Incentive plan • Using restricted stock units that vest over multiple years encourages retention of  Align executive officers’ interests with  key executive talent.  shareholders’ interests in creating long  • At the 2017 Annual Meeting of Shareholders, our shareholders approved the  term value Citizens, Inc. Omnibus Incentive Plan which was reviewed and approved by ISS.  • Prior to 2017, equity incentive awards were not a component of the Company’s  executive compensation program. 3

Current Executive Compensation Program & Principles Citizens also entered into a new employment agreement with our CEO Geoff  Kolander in January 2019. With the sole exception of certain provisions  regarding severance payments upon a change in control, the key  What We Do compensatory terms of Mr. Kolander’s agreement were within the 50th • Program established that will provide for pay‐ percentile range of comparably situated executives in the established peer  for‐performance alignment group.  • A substantial  portion of compensation for CEO  and NEOs is performance‐based and aligned  with shareholders through the use of key  incentive measures and equity grants. In light of the uncertain status of ownership of the Class B shares (and thus  • Provide very limited perquisites with a highly  effective control of the Company), certain additional protections surrounding  disciplined approach a change in control were necessary to retain Mr. Kolander and, to the extent  possible, limit any distraction that might arise from any prospective changes  in the ownership and control of the Class B shares.  What We Don’t Do • No employment agreements except for Mr.  Kolander. Mr. Kolander has executed on transformative projects since he became CEO in  • Named executive officers will be prohibited  2017, and the Board of Directors and the Compensation Committee have  from hedging or pledging of our stock determined that his retention and management continuity were critical to the  long‐term success of the Company and enhancement of shareholder value. 4

Current Executive Compensation Program & Principles Citizens acknowledges that ISS recommended a vote against our say‐on‐pay proposal because of what they perceived to be  "problematic" change in control provision in Mr. Kolander’s Employment Agreement including a modified single trigger  severance agreement and severance amount, that in certain circumstances, exceeds the market standard.  The Compensation Committee and the Board of Directors were aware, through the negotiation and execution of Mr.  Kolander’s agreement, that these provisions represented a deviation from market standard for the established peer group,  but believed that the importance of leadership stability justified this deviation, in light of one of the most significant and  disruptive transitions in the Company’s history and the unusual circumstances and uncertainties arising from the potential  change in ownership of the controlling Class B Common Stock.  As these unusual circumstances were expected to be of  limited duration, the contract is specifically structured in such a way that the Company has the right to terminate Mr.  Kolander’s agreement at the end of 2021, at which time the circumstances justifying the change of control severance  amount will likely be resolved.  Citizens takes shareholder feedback seriously and the Compensation Committee will consider feedback from our  shareholders when considering changes to the executive compensation program for 2020.  5

Good Corporate Governance Highlights Regular assessment of Board composition and attributes Separation of CEO and Chairman roles   Annual election of directors Commitment to board refreshment and diversity (five directors  nominated since 2017) 6

Good Corporate Governance Highlights (continued) Independent directors meet regularly in executive sessions and hold day‐long  strategy sessions with executive management prior to every board meeting Annual Board and committee self‐evaluations Annual say‐on‐pay vote 7

Our Commitment Commitment to an Open  Dialogue with our  STRUCTURE Shareholders STRATEGY RELATIONSHIPS We believe in building positive relationships with our  shareholders. SHAREHOLDERS We are committed to engaging with our shareholders  on topics such as corporate governance and executive  compensation program. SKILLS CUSTOMER Feedback is shared with our senior management, the  Board’s committees and the full Board, as applicable. STAFF 8